As filed with the Securities and Exchange Commission on December 5, 2003
                                                      Registration No. 333-66976
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        Post-Effective Amendment No. 1 to
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ___________________

                                 XL CAPITAL LTD
             (Exact name of registrant as specified in its charter)


   Cayman Islands                                    98-0191089
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


                                    XL House
                               One Bermudiana Road
                                  Hamilton HM11
                                     Bermuda
                                 (441) 292-8515

                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)


                             Paul S. Giordano, Esq.
                            Executive Vice President,
                          General Counsel and Secretary
                                 XL Capital Ltd
                            c/o CT Corporation System
                                  1633 Broadway
                            New York, New York 10019
                                 (212) 246-5070

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               ___________________

                                    Copy to:

                               Immanuel Kohn, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                             New York, NY 10005-1702
                               ___________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

                                 DE-REGISTRATION


     This Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 (No. 333-66976) (the "Registration Statement"), filed on August 7, 2001, as amended by Amendment No. 1 to Form S-3, filed on August 28, 2001 and Amendment No. 2 to Form S-3, filed on November 16, 2001, and subsequently declared effective by the U.S. Securities and Exchange Commission, deregisters certain of our Zero-Coupon Convertible Debentures due May 23, 2021 (the "Debentures") and certain shares of our Class A Ordinary Shares ("Ordinary Shares"). We have previously registered, pursuant to the Registration Statement, up to $1,010,834,000 aggregate principal amount at maturity of the Debentures and an indeterminate number of shares of our Ordinary Shares into which the Debentures are convertible for resale by the selling security holders named therein. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of our contractual obligation to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, we are filing this Post-Effective Amendment No. 1 to de-register such number of Debentures and Ordinary Shares registered by the Registration Statement as remain unsold as of the termination of the offering.

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS THAT the undersigned does hereby constitute and appoint Brian M. O'Hara, Paul S. Giordano and Jerry de St. Paer, and each of them acting singly, a true and lawful attorney in his name, place, and stead, in any and all capacities, to sign his name to the Registration Statement of XL Capital Ltd, a Cayman Islands company, on Form S-3 under the Securities Act of 1933, as amended, and to any and all amendments thereto (including any post-effective amendments, including any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended), and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully and to all intents and purposes as the undersigned could do if personally present, and the undersigned hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

Dated:  December 5, 2003



                                  /s/ Dale R. Comey
                                  ---------------------------
                                  Dale R. Comey

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on December 5, 2003.

                                 XL CAPITAL LTD


                                 By: /s/ Jerry de St. Paer
                                     --------------------------------------
                                     Name:  Jerry de St. Paer
                                     Title: Executive Vice President and Chief
                                            Financial Officer




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                  Title                                             Date
---------                                  -----                                             ----

/s/  Brian M. O'Hara                       President, Chief Executive Officer and Director   December 5, 2003
----------------------------------         (Principal Executive Officer)
Name:  Brian M. O'Hara

/s/  Jerry de St. Paer                     Executive Vice President and Chief Financial      December 5, 2003
----------------------------------         Officer (Principal Financial Officer and
Name:  Jerry de St. Paer                   Principal Accounting Officer)


/s/  Michael P. Esposito, Jr.   *          Chairman and Director                             December 5, 2003
----------------------------------
Name:  Michael P. Esposito, Jr.

/s/  Ronald L. Bornhuetter  *              Director                                          December 5, 2003
----------------------------------
Name:  Ronald L. Bornhuetter

/s/  Dale R. Comey          *              Director                                          December 5, 2003
----------------------------------
Name:  Dale R. Comey

/s/  Robert R. Glauber      *              Director                                          December 5, 2003
----------------------------------
Name:  Robert R. Glauber

/s/  Paul Jeanbart          *              Director                                          December 5, 2003
----------------------------------
Name:  Paul Jeanbart

/s/  John Loudon            *              Director                                          December 5, 2003
----------------------------------
Name:  John Loudon

/s/  Robert S. Parker       *              Director                                          December 5, 2003
----------------------------------
Name:  Robert S. Parker



Signature                                  Title                                             Date
---------                                  -----                                             ----

/s/  Cyril Rance            *              Director                                          December 5, 2003
----------------------------------
Name:  Cyril Rance

/s/  Alan Z. Senter         *              Director                                          December 5, 2003
----------------------------------
Name:  Alan Z. Senter

/s/ John T. Thornton        *              Director                                          December 5, 2003
----------------------------------
Name:  John T. Thornton

/s/  Ellen E. Thrower       *              Director                                          December 5, 2003
----------------------------------
Name:  Ellen E. Thrower

/s/  John W. Weiser         *              Director                                          December 5, 2003
----------------------------------
Name:  John W. Weiser

*By:   /s/  Jerry de St. Paer
       ----------------------------
       Attorney-in-fact


                                  EXHIBIT INDEX


24.1 Power of Attorney (for Dale R. Comey, included on a signature page hereto, and for all other directors of the Registrant, included on a signature page previously filed).